As filed with the Securities and Exchange Commission on November 1, 2001
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         THE ESTEE LAUDER COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                              11-2408943
   (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                         THE ESTEE LAUDER COMPANIES INC.
                        FISCAL 2002 SHARE INCENTIVE PLAN
                              (Full Title of Plan)

                              Paul E. Konney, Esq.
              Senior Vice President, General Counsel and Secretary
                         The Estee Lauder Companies Inc.
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                            Jeffrey J. Weinberg, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
    Title of Securities to be Registered         Amount to be         Proposed Maximum       Proposed Maximum        Amount of
                                                                     Offering Price Per     Aggregate Offering
                                                 Registered(1)            Share(2)               Price(2)         Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01 per share  12,000,000 shares   $32.67                 $392,040,000          $98,010
===================================================================================================================================
(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities
Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.
===================================================================================================================================

NY2:\1086125\02\N@2502!.DOC\44090.0009

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.           Registrant Information and Employee Plan Annual Information

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to employees pursuant to Rule 428(b) or additional information about The Estee Lauder Companies Inc. Fiscal 2002 Share Incentive Plan are available without charge by contacting:

                         The Estee Lauder Companies Inc.
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200

                     Attention: Human Resources Department -
                                Stock Plan Administration

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Commission by The Estee Lauder Companies Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

         (b) (1) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

                  (2) The Company's Current Report on Form 8-K filed with the Commission on September 28, 2001;

         (c) The description of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on November 8, 1995, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Generally, Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses.

                  Section 102(b)(7) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. The Company has adopted a provision in its Certificate of Incorporation that provides for such limitation to the full extent permitted under Delaware law.

                  The Company's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

                  The directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  4(a)        -      Form of Restated Certificate of
                                     Incorporation (incorporated by reference to
                                     Exhibit 3.1 to Amendment No. 3 to the
                                     Company's Registration Statement on Form
                                     S-1 (No. 33-97180), dated as of November
                                     13, 1995).

                  4(b)        -      Certificate of Amendment to Restated
                                     Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999).

                  4(c)        -      Form of Amended and Restated By-Laws
                                     (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form
                                     10-Q for the quarter ended December 31,
                                     1999).

                  4(d)        -      The Estee Lauder Companies Inc. Fiscal 2002
                                     Share Incentive Plan.

                  5           -      Opinion of Weil, Gotshal & Manges LLP.

                  23(a)       -      Consent of Arthur Andersen LLP.

                  23(b)       -      Consent of Weil, Gotshal & Manges LLP
                                     (included in Exhibit 5).

                  24          -      Power of Attorney (included as part of the
                                     signature page to this Registration
                                     Statement and incorporated herein by
                                     reference).

Item 9.           Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the

                  Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 31st day of October, 2001.

                                    THE ESTEE LAUDER COMPANIES INC.



                                    By:      /s/ Richard W. Kunes
                                             -----------------------------
                                             Name:    Richard W. Kunes
                                             Title:   Senior Vice President and
                                                      Chief Financial Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, Ronald S. Lauder, Fred H. Langhammer, Paul E. Konney and Richard W. Kunes, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                      Title                              Date
                  ---------                                      -----                              ----
/s/ Fred H. Langhammer                          President, Chief Executive Officer and        October 31, 2001
----------------------------------------        Director
Fred H. Langhammer                              (Principal Executive Officer)

/s/ Leonard A. Lauder                           Chairman of the Board of Directors            October 31, 2001
----------------------------------------
Leonard A. Lauder

/s/ Charlene Barshefsky                                        Director                       October 31, 2001
----------------------------------------
Charlene Barshefsky

/s/ Lynn Forester                                              Director                       October 31, 2001
----------------------------------------
Lynn Forester

/s/ Irvine O. Hockaday, Jr.                                    Director                       October 31, 2001
----------------------------------------
Irvine O. Hockaday, Jr.

/s/ Ronald S. Lauder                                           Director                       October 31, 2001
----------------------------------------
Ronald S. Lauder

/s/ William P. Lauder                                          Director                       October 31, 2001
----------------------------------------
William P. Lauder




                                      II-6

/s/ Richard D. Parsons                                         Director                       October 31, 2001
----------------------------------------
Richard D. Parsons

/s/ Marshall Rose                                              Director                       October 31, 2001
----------------------------------------
Marshall Rose

/s/ Faye Wattleton                                             Director                       October 31, 2001
----------------------------------------
Faye Wattleton

/s/ Richard W. Kunes                            Senior Vice President and Chief               October 31, 2001
----------------------------------------        Financial Officer
Richard W. Kunes                                (Principal Financial and Accounting
                                                Officer)

                                  EXHIBIT INDEX

4(a)        -      Form of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (No. 33-97180), dated as of November 13, 1995).

4(b)        -      Certificate of Amendment to Restated Certificate of
                   Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999).

4(c)        -      Form of Amended and Restated By-Laws (incorporated by
                   reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999).

4(d)        -      The Estee Lauder Companies Inc. Fiscal 2002 Share Incentive
                   Plan.

5           -      Opinion of Weil, Gotshal & Manges LLP.

23(a)       -      Consent of Arthur Andersen LLP.

23(b)       -      Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                   5).

24          -      Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).









                                      II-8